2



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 17, 2006

                            ------------------------


                           SHORE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)



          Virginia                  000-23847                    54-1873994
(State or other jurisdiction of    (Commission                (I.R.S. Employer
 incorporation or organization)    File Number)              Identification No.)

                            ------------------------

                               25020 Shore Parkway
                              Onley, Virginia 23418
          (Address of principal executive offices, including zip code)
                            ------------------------


       Registrant's telephone number, including area code: (757) 787-1335

Item 7.    Financial Statements and Exhibits.

  (c) Exhibits.
           99.1 Press Release issued by Shore Financial Corporation, dated October 17, 2006.


Item 12.    Results of Operations and Financial Condition.

         On October 17, 2006, Shore Financial Corporation issued a press release announcing its results of operations for the quarter ended September 30, 2006. A copy of the company's press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

         The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           SHORE FINANCIAL CORPORATION


                           By:      /s/  Steven M. Belote
                             -------------------------------------------------
                                    Steven M. Belote
                                    Vice President and Chief Financial Officer


October 23, 2006

FOR IMMEDIATE RELEASE
Onley, Virginia
Tuesday, October 17, 2006

          Shore Financial Corporation Announces Core Earnings Increase

         Shore Financial Corporation (Nasdaq: SHBK) announced today that quarterly earnings were $670,900, or $0.27 per diluted share, for the three months ended September 30, 2006, compared to earnings of $700,100, or $0.28 per diluted share, for the same period of 2005. Earnings for the nine months ended September 30, 2006 were $2.10 million, compared to $1.94 million for the 2005 nine month period. Earnings in the third quarter of 2005 included a $100,000 after tax gain on the sale of real estate. Excluding gains on the sales of securities and real estate, core earnings for the three and nine months ended September 30, 2006 increased 7.7% and 19.8%, respectively, over comparable periods of the prior year.

         During the September 2006 quarter, the company executed a 6-for-5 stock split that resulted in a 20% increase in the number of common shares outstanding. Additionally, the company recently announced a $0.07 quarterly dividend payable on November 1, 2006 to shareholders of record at October 24, 2006, representing a 20% increase in the quarterly dividend amount.

         Scott C. Harvard, President and CEO, stated, "We are pleased with the results for the third quarter. While we incurred several unanticipated weather related expenses, we were still able to grow core earnings at the bank."

         Core growth in non interest income continued during the September quarter with an increase of 53.6%, while core non interest income increased 68.6% for the nine months ending September 30, 2006. Excluding gains on the sales of securities and real estate, non interest income for the September 2006 quarter was $785,900, compared to $511,700 for the September 2005 quarter end, while non interest income was $2.42 million for the nine months ended September 30, 2006, compared to $1.44 million for the same period of 2005. Income from deposit accounts accounted for the majority of this growth, increasing to $598,900 and $1.81 million or 83.1% and 94.0% for the three and nine months ended September 30, 2006, respectively. The company's investment subsidiary operations continued to post solid results by earning commissions of $67,100 and $257,600 during the 2006 three and nine month periods, respectively, compared to $43,500 and $107,900 for the same periods in 2005.

         Net interest income was $2.08 million and $6.37 million for the three and six month periods ended September 30, 2006, respectively, compared to $2.15 million and $6.26 million for the same periods of 2005, respectively. These results reflect the growing pressure on the company's net interest margin due to the inverted interest rate yield curve, primarily as to its impact on funding costs. The company has experienced solid loan growth during the first nine months of 2006 with loans averaging $205.7 million during the period, compared to $184.6 million for the 2005 nine month period. During the first nine months of 2006 residential real estate loans increased 18.1% over comparable periods of 2005, representing a significant portion of the company's overall loan growth. The company's total assets were $262.9 million at September 30, 2006, compared to $247.4 million at December 2005. Deposit balances were $204.8 million at September 30, 2006, compared to $189.0 million at December 31, 2005.

         Non interest expense for the September 2006 quarter and nine month periods was $1.91 million and $5.67 million, respectively, as compared to $1.72 million and $4.96 million, respectively, during the same periods of 2005. Employee compensation and benefits expense increases resulted primarily from commission driven expense associated with operating the company's mortgage and investment brokerage services and the expensing of employee stock options granted to non-executive employees during March 2006. During 2006, the company has invested in long range planning initiatives that it anticipates will pay dividends in the future, but has resulted in a negative effect on earnings during 2006. The bank also expanded its ATM network and internet banking activities during the year and took on new deposit product initiatives which resulted in a significant increase in income, but cost approximately $100,000 in administrative expenses during the first nine months of 2006. Finally, the company experienced several weather related incidences during the summer that resulted in approximately $30,000 of additional operating expense during the September 2006 quarter.

         Asset quality remained strong during the quarter. The bank's allowance for loan losses to period end loans ratio was 1.37% at September 30, 2006, a level management considers commensurate with the risk existing in the bank's loan portfolio. Additionally, the bank's delinquent loan levels remain manageable with a non current loan to total loan ratio of 0.70% at September 30, 2006.

         Shore Financial Corporation is the only publicly traded company with headquarters on the Eastern Shore of Virginia. Its stock is traded on the NASDAQ Global Stock Market under the symbol SHBK. Its banking subsidiary, Shore Bank, serves the Eastern Shore of Maryland and Virginia through seven full-service banking facilities, twenty-three ATMs and twenty-four hour telephone and online banking services. Through banking subsidiaries and affiliated companies, the bank provides title insurance, trust services, and non deposit investment products. For more information on stock, products and services, visit www.shorebank.com.

         This press release may contain "forward-looking statements," within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in economic conditions; significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the company's most recent Form 10-K report and other documents filed with the Securities and Exchange Commission. Shore Financial Corporation does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

For further information, contact:

Lynn M. Badger
Shore Financial Corporation
P.O. Box 920 Onley, Virginia 23418 (757) 787-1335 lbadger@shorebank.com



                                               Shore Financial Corporation
                                                     Earnings Release


Financial Highlights:

                                       Three Months Ended September 30,               Nine Months Ended September 30,
                                   ------------------------------------------    ------------------------------------------
                                          2006                   2005                   2006                   2005
                                   -------------------    -------------------    -------------------    -------------------


OPERATIONS:

Net Interest Income                        $2,079,200             $2,145,100             $6,367,400             $6,264,900

Noninterest Income                            838,500                672,600              2,476,100              1,758,700

Loan Loss Provision                            40,200                 86,200                132,000                246,400

Noninterest Expense                         1,905,200              1,716,900              5,665,000              4,956,500

Income Tax Expense                            301,400                314,500                944,400                875,800

Net Income                                    670,900                700,100              2,102,100              1,944,900


RATIOS AND OTHER:

Total Shares Outstanding                    2,492,143              2,071,567              2,492,143              2,071,567

Weighted Avg Shares-Basic                   2,485,561              2,485,561              2,489,225              2,480,569

Weighted Avg Shares-Diluted                 2,514,256              2,519,600              2,515,567              2,512,177

Basic Earnings Per Share                        $0.27                  $0.28                  $0.84                  $0.78

Diluted Earnings Per Share                      $0.27                  $0.28                  $0.84                  $0.77

Total Assets                              262,926,400            250,387,000            262,926,400            250,387,000

Gross Loans                               209,681,300            191,772,200            209,681,300            191,772,200

Deposits                                  204,830,600            195,586,300            204,830,600            195,586,300

Total Equity                               25,435,600             22,977,400             25,435,600             22,977,400

Average Assets                            259,336,000            249,703,000            255,907,000            243,870,000

Average Equity                             25,003,000             23,087,000             24,590,000             22,593,000

Net Interest Margin                             3.44%                  3.73%                  3.57%                  3.72%

Return on Average Assets                        1.03%                  1.12%                  1.10%                  1.06%

Return on Average Equity                       10.73%                 12.13%                 11.40%                 11.48%

Efficiency Ratio                               67.02%                 64.19%                 64.38%                 63.74%

